SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.



FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811-2699
SERIES NO.: 18

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                             $ 4
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                             $ 1
        Class C                                             $ -
        Class R                                             $ 1
        Institutional Class                                 $ 1

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                          0.1247
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                          0.0866
        Class C                                          0.0866
        Class R                                          0.1120
        Institutional Class                              0.1375

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                              44
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                              15
        Class C                                               5
        Class R                                               5
        Institutional Class                                   5

74V.  1  Net asset value per share (to nearest cent)
        Class A                                          $10.18
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                          $10.19
        Class C                                          $10.19
        Class R                                          $10.19
        Institutional Class                              $10.18